UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2004

FIDELITY CAPITAL CONCEPTS LIMITED

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

0-50489

(Commission File Number)

98-0222930

(I.R.S. Employer Identification Number)

Suite 400, 1800 Boulder Street, Denver, Colorado 80211-6400

(Address of principal executive offices, including zip code)

(303) 458-5727

(Registrant's telephone Number, including area code)

Suite 1000, 409 Granville Street, Vancouver, British Columbia V6C 1T2 Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Registrant announces that its wholly owned operating subsidiary, id-Confirm, Inc., has entered into a Letter of Intent with Aeros Aviation, LLC, and affiliate companies of McKinney, Texas for Aeros to create a new generation of mobile biometric identity devices for id-Confirm's exclusive use. Letter of Intent terms call for delivery of a working version of the initial device, along with its associated proprietary intellectual property, to id-Confirm by the middle of January, 2005. id-Confirm intends to employ this initial device in the introduction of its mobile identification and verification system to selected industries and applications.

The Registrants subsidiary, Id-Confirm, Inc., is a Denver, Colorado organization developing and implementing a proprietary biometric solution to the pervasive problem of personal identity theft; fraud prevention; and accurate tracking of the movement of information, people, goods, and services through organizations and along procurement chains.

Aeros Aviation is a McKinney, Texas company specializing in developing unique aviation and security solutions based on leading edge technology. The partners have over 50 OEM products on the market and 4,500 aircraft flying today with specially designed products that include entertainment, communications and security.

Item 9.01 - Financial Statements and Exhibits

Exhibits

10.1 Letter of Intent dated November 23, 2004

99.1 News Release dated December 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY CAPITAL CONCEPTS LIMITED

Per: /s/ Ronald Baird

Ronald Baird,

President